THIRD AMENDMENT TO PARTICIPATION AGREEMENT

Security Benefit Life Insurance Company and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated July 1, 2001, by replacing Schedule A of the Agreement in its entirety and with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 27th day of September, 2006.


SECURITY BENEFIT LIFE INSURANCE COMPANY

By:  /s/ Gregory J. Garvin

Name:    Gregory J. Garvin_______________

Title:   VP______________________________


FIDELITY DISTRIBUTORS CORPORATION

By:  /s/  Bill Loehning

          Bill Loehning
          Executive Vice President


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

                                   SCHEDULE A

Name and Date of                    Policy Form Numbers of Contracts      Corresponding Mutual
Formation of Separate Account       Issued Through Separate Account       Fund or Fund Portfolio

SBL Variable Annuity Account        V6029                                 All Funds available
XIV                                                                       pursuant to the
6/26/00                                                                   Selling Dealer Agreement between

SBL Variable Annuity Account        V6323                                 Fidelity Distributors
XVI                                                                       Corporation and
8/25/03                                                                   Security Distributors
                                                                          dated July 1, 2001, as amended.


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